Exhibit 99.1

Alaska Communications Systems Reports Fourth Quarter and Full Year 2013 Results

Full Year Revenue of $348.9 million, Adjusted EBITDA of $106.5 million, Free Cash Flow of $22.0 million

Full Year Total Service Revenue growth of 2.9% year over year, led by Broadband growth of 18.6%

ANCHORAGE, Alaska--(BUSINESS WIRE)--March 6, 2014--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ: ALSK) today reported financial results for its fourth quarter and full year ended December 31, 2013.

“We are pleased with our performance in 2013. We generated strong growth in business and wholesale revenues, driven by continued performance in our broadband products. We see this momentum continuing into 2014. Additionally, we also delivered significant value through debt reductions of $105.6 million during the year.

“Looking ahead, our recent acquisition of TekMate positions us to be the leading provider of managed services to business customers in Alaska. Our confidence in the market opportunity remains strong and we are well positioned for solid performance in 2014,” said Anand Vadapalli, president and CEO of Alaska Communications.

Financial Highlights: Fourth Quarter 2013 Compared to Fourth Quarter 2012

  The quarter experienced strong revenue performance in our key areas of focus: business, wholesale and consumer customers:
    Year over year was impacted by $15.7 million in lower revenues associated with the AWN transaction, which closed in July 2013. (Historical results have not been pro-formed for this transaction.) The AWN distribution, which is included in our Adjusted EBITDA now serves as the key measure of profitability for our wireless performance. Two events in 2012 also impacted comparability: a $1.5 million wholesale revenue transaction with another carrier and a $1.5 million equipment sale.
    Excluding the wholesale revenue transaction, business and wholesale service revenue of $25.6 million grew $1.4 million or 5.7%, with broadband revenues growing 19.3%.
    Consumer service revenue of $10.1 million grew $0.3 million, or 2.8%, with broadband revenues growing 15.0%.
    Wireless revenue of $20.1 million declined $1.1 million, or 5.1%, as connections continued to experience declines.
  Adjusted EBITDA was $16.6 million with year over year comparisons impacted by the AWN transaction.
  Net income in the quarter was impacted by two events, that do not impact Adjusted EBITDA:
    A $1.3 million impairment charge reflecting the value of the buyout of 51% of TekMate on our original 49% ownership interest.
    A $1.6 million write off associated with a settlement for a project with a vendor that took place in 2009, $0.8 million of which is recorded as a loss on disposal of assets and $0.8 million as interest expense.

Metric Highlights: Fourth Quarter 2013 Compared to Third Quarter 2013

  Business broadband connections increased to 19,285 from 19,216 and business broadband ARPU increased to $181.77 from $175.00.
  Consumer broadband connections increased to 38,677 from 38,117 and consumer broadband ARPU of $48.59 was relatively unchanged.
  Wireless subscribers decreased by 3,266 to 108,848. The majority of the decline was due to approximately 1,900 fewer lifeline customers. Wireless ARPU increased to $53.14 from $52.08.

“This was a transitional quarter for us, as it reflected our first full quarter under the AWN structure. During the quarter we started implementing a plan to re-position our wireless operations. This included realigning our spending to reflect the new wireless operating model under AWN. These actions will drive performance in 2014 through increased free cash flow, which we continue to target for debt reduction, further strengthening our balance sheet. We ended 2013 with net debt of $413 million, which means our de-leveraging plans are ahead of schedule,” said Wayne Graham, ACS chief financial officer.

2014 Guidance:

Revenue is expected to be approximately $310 million.

Adjusted EBITDA is expected to be approximately $90 million.

Capital spending is expected to be approximately $40 million.

Free cash flow is expected to be approximately $20 million.

Conference Call

The company will host a conference call and live webcast at 5:00 p.m. Eastern time to discuss the results. The live webcast will include a slide presentation. Parties in the United States and Canada can access the call at 1-877-941-0844. Parties outside the United States and Canada can access the call at 1-480-629-9835.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until April 3, 2014 at midnight Eastern time. To hear the replay, parties in the United States and Canada can call 1-800-406-7325 and enter pass code 4666717. Parties outside the United States and Canada can call 1-303-590-3030 and enter pass code 4666717.

About Alaska Communications

Alaska Communications is a leading provider of advanced broadband and managed service solutions for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data and voice network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit http://www.alaskacommunications.com or http://www.alsk.com.

Non-Gaap Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information which management utilizes to assess performance and believes provides useful information to investors. We have disclosed earnings before interest expense and income, loss on extinguishment of debt, depreciation and amortization, gain on sale of long-term investments, gain and loss on disposal of assets, gift of services, AWN transaction related costs, income taxes and stock-based compensation, and including return of capital from equity investment, as defined and reconciled below Adjusted EBITDA, and Adjusted EBITDA Margin, defined as Adjusted EBITDA divided by operating revenues, because we believe they are important performance indicators and provide information about our ability to service debt, pay dividends to the extent permitted and fund capital expenditures. We also disclose Free Cash Flow, because we believe it is an important measure of our ability to fund business activities. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are not GAAP measures and should not be considered a substitute for operating income, net cash provided by operating activities, or net cash provided or used.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Verizon’s retail entry into the Alaska market, Universal Service Fund reforms, AWN’s financial and operational performance, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market, the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large carrier or enterprise customers or its roaming partners, changes in revenue from universal service funds, unforeseen changes in public policies, changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings, or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Operating revenues
Operating revenues, non-affiliates	$74,489	$94,961	$345,611	$367,574
Operating revenues, affiliates*	1,778	44	3,313	140
Total operating revenues	76,267	95,005	348,924	367,714

Operating expenses:
Cost of services and sales, non-affiliates	32,712	36,716	138,124	148,125
Cost of services and sales, affiliates*	13,199	82	25,158	275
Selling, general & administrative	27,317	26,942	111,034	107,316
Depreciation and amortization	8,900	13,035	42,191	51,487
(Gain) loss on disposal of assets, net	2,177	(528)	(204,200)	(2,668)
Loss on impairment of equity investment	1,267	-	1,267	-
Earnings from equity method investments	(4,985)	(70)	(13,046)	(115)
Total operating expenses	80,587	76,177	100,528	304,420

Operating income (loss)	(4,320)	18,828	248,396	63,294

Other income and expense:
Interest expense	(9,820)	(10,367)	(39,790)	(39,570)
Loss on extinguishment of debt	-	(252)	(2,370)	(575)
Interest income	16	12	53	43
Other	-	-	(13)	-
Total other income and (expense)	(9,804)	(10,607)	(42,120)	(40,102)

Income (loss) before income tax benefit (expense)	(14,124)	8,221	206,276	23,192

Income tax benefit (expense)	6,485	602	(52,846)	(5,783)

Net (loss) income	$(7,639)	$8,823	$153,430	$17,409

Net (loss) income per share:
Basic	$(0.16)	$0.19	$3.26	$0.38
Diluted	$(0.16)	$0.18	$2.69	$0.38

Weighted average shares outstanding:
Basic	48,577	45,677	47,092	45,553
Diluted	48,577	58,920	59,107	45,878

* Affiliate balances are related to activity with our equity method investees TekMate and AWN

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2013	2012

Current assets:
Cash and cash equivalents	$43,039	$16,839
Restricted cash	467	3,875
Short-term investments	-	2,050
Accounts receivable-trade, non-affiliates, net	34,066	39,698
Accounts receivable-trade, affiliates*	137	15
Materials and supplies	10,131	9,409
Prepayments and other current assets	7,300	5,566
Deferred income taxes	7,144	8,301
Total current assets	102,284	85,753

Property, plant and equipment	1,344,949	1,463,320
Less: accumulated depreciation and amortization	(992,936)	(1,052,459)
Property, plant and equipment, net	352,013	410,861

Goodwill	4,650	8,850
Intangible assets, net	-	24,118
Debt issuance costs	6,929	10,558
Deferred income taxes	17,631	69,049
Equity method investments	261,962	2,028
Other assets	502	3,510
Total assets	$745,971	$614,727

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$14,256	$21,628
Accounts payable, accrued and other current liabilities, non-affiliates	55,475	56,378
Accounts payable, accrued and other current liabilities, affiliates*	14,703	-
Advance billings and customer deposits	9,104	8,970
Total current liabilities	93,538	86,976

Long-term obligations, net of current portion	442,001	533,772
Other long-term liabilities	16,947	28,662
Deferred AWN capacity revenue, net of current portion	63,263	-
Total liabilities	615,749	649,410

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	487	458
Additional paid in capital	152,193	144,377
Accumulated deficit	(16,849)	(170,279)
Accumulated other comprehensive loss	(5,609)	(9,239)
Total stockholders' equity (deficit)	130,222	(34,683)

Total liabilities and stockholders' equity (deficit)	$745,971	$614,727

* Affiliate balances are related to activity with our equity method investees TekMate and AWN

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash Flows from Operating Activities:
Net (loss) income	$(7,639)	$8,823	$153,430	$17,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,900	13,035	42,191	51,487
Gain on sale/contribution of asset to AWN	-	-	(207,318)	-
(Gain) loss on the disposal of assets	2,177	(528)	3,118	(2,668)
Loss on the impairment of equity investment	1,267	-	1,267	-
Gain on ineffective hedge adjustment	-	(231)	(785)	(231)
Amortization of debt issuance costs and debt discount	1,178	1,593	6,932	5,975
Amortization of ineffective hedge	359	292	2,307	292
Amortization of deferred AWN capacity revenue	(774)	-	(1,512)	-
Stock-based compensation	592	888	2,860	3,550
Deferred income taxes	(5,887)	(614)	52,846	5,771
Provision for uncollectible accounts	1,042	752	1,847	2,588
Cash distribution from equity method investments	7,564	83	12,953	115
Earnings from equity method investments	(4,985)	(70)	(13,046)	(115)
Other non-cash expense, net	67	195	283	293
Changes in operating assets and liabilities	(653)	3,928	5,443	(110)
Net cash provided by operating activities	3,208	28,146	62,816	84,356

Cash Flows from Investing Activities:
Capital expenditures	(20,424)	(17,887)	(47,738)	(54,206)
Capitalized interest	(635)	(565)	(1,926)	(1,961)
Change in unsettled capital expenditures	4,768	2,922	1,492	(2,726)
Proceeds on sale of assets	-	693	4,747	3,616
Proceeds on sale/contribution of asset to AWN	-	-	100,000	-
Return of capital from equity investment	4,891	32	4,891	32
Net change in short-term investments	-	(2,050)	2,037	(2,050)
Change in unsettled acquisition costs	-	(90)	(3,345)	(90)
Net change in restricted accounts	15	2,152	3,408	1,081
Net cash provided (used) by investing activities	(11,385)	(14,793)	63,566	(56,304)

Cash Flows from Financing Activities:
Repayments of long-term debt	(2,183)	(10,222)	(99,565)	(19,477)
Debt issuance costs	-	(3,167)	(206)	(3,167)
Payment of cash dividend on common stock	-	(2,286)	-	(9,117)
Payment of withholding taxes on stock-based compensation	(6)	(6)	(638)	(249)
Proceeds from issuance of common stock	110	128	227	307
Net cash used by financing activities	(2,079)	(15,553)	(100,182)	(31,703)

Change in cash and cash equivalents	(10,256)	(2,200)	26,200	(3,651)

Cash and cash equivalents, beginning of period	53,295	19,039	16,839	20,490

Cash and cash equivalents, end of period	$43,039	$16,839	$43,039	$16,839

Supplemental Cash Flow Data:
Interest paid	$9,986	$11,356	$35,187	$36,155
Cash paid on extinguishment of hedging instrument	$-	$-	$4,073	$-
Income tax paid (refunded), net	$6	$12	$6	$(12)

Supplemental Non-cash Transactions:
Property (retired) acquired under capital leases, net	$188	$1,459	$171	$1,435
Additions to ARO asset	$49	$54	$229	$132
Exchange of debt with common stock	$-	$-	$6,000	$-

Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net (loss) income	$(7,639)	$8,823	$153,430	$17,409
Add (subtract):
Interest expense	9,820	10,367	39,790	39,570
Loss on extinguishment of debt	-	252	2,370	575
Interest income	(16)	(12)	(53)	(43)
Depreciation and amortization	8,900	13,035	42,191	51,487
Loss on the impairment of equity investment	1,267	-	1,267	-
Loss on sale of short-term investments	-	-	13	-
(Gain) loss on disposal of assets	2,177	(528)	3,118	(2,668)
Earnings from equity method investment in TekMate	(96)	(70)	(93)	(115)
Earnings from equity method investment in AWN	(4,889)	-	(12,953)	-
Gain on sale/contribution of asset to AWN	-	-	(207,318)	-
TekMate distribution received	-	115	-	147
AWN distributions received	12,455	-	17,844	-
AWN distributions received for the prior period	(4,167)	-	-	-
AWN distributions receivable within 12 days	4,167	-	4,167	-
Income tax expense (benefit)	(6,485)	(602)	52,846	5,783
Stock-based compensation and long-term cash incentives	741	888	3,491	3,550
AWN transaction-related costs	408	1,080	6,382	6,126

Adjusted EBITDA	$16,643	$33,348	$106,492	$121,821

Less:
Incurred capital expenditures	(20,424)	(17,887)	(47,738)	(54,206)
Amortization of deferred AWN capacity revenue	(774)	-	(1,512)	-
AWN transaction-related capital costs, net change	-	1,238	(41)	1,580
Cash interest expense	(9,986)	(11,356)	(35,187)	(36,155)
Free cash flow	$(14,541)	$5,343	$22,014	$33,040

Revenue	$76,267	$95,005	$348,924	$367,714

Adjusted EBITDA Margin	21.8%	35.1%	30.5%	33.1%

Note:	In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, loss on the impairment of equity investments, loss on sale of short-term investments, gain or loss on asset purchases or disposals, earnings on equity method investments, gains and distributions related to AWN, provisions for taxes, stock-based compensation and certain LTCI, and AWN transaction-related costs, and Adjusted EBITDA Margin, defined as Adjusted EBITDA divided by Operating Revenues. Additionally, the Company has disclosed Free cash flow as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“incurred capital expenditures”), less amortization of deferred AWN capacity revenue, less AWN transaction-related capital costs, less cash interest expense. These measures are provided because the Company believes they are important indicators regarding our ability to make principal payments on debt and fund working capital. Adjusted EBITDA, Adjusted EBITDA Margin and Free cash flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Service Revenue:	2013	2012	2013	2012
Business and Wholesale Customers
Voice	$5,644	$5,796	$22,947	$23,842
Broadband	10,518	8,815	40,027	33,972
Other	1,690	1,850	7,659	7,385
Wholesale	7,728	9,245	30,047	33,393
Business and Wholesale service revenue	25,580	25,706	100,680	98,592

Consumer Customers
Voice	3,999	4,508	16,818	18,968
Broadband	5,665	4,928	22,108	18,398
Other	464	416	1,739	1,386
Consumer service revenue	10,128	9,852	40,665	38,752

Total Service Revenue	35,708	35,558	141,345	137,344
Growth in Service Revenue	0.4%		2.9%
Growth in Broadband Service Revenue	17.8%		18.6%

Other Revenue:
Equipment Sales	632	1,967	2,083	3,021
Access	8,977	9,746	37,033	40,250
High Cost Support	5,218	5,182	18,776	20,223
Total Service and Other Revenue	50,535	52,453	199,237	200,838
Growth in Service and Other Revenue	-3.7%		-0.8%
Growth excluding equipment sales	-1.2%		-0.3%

Wireless Revenue:
Business and Consumer service revenue	17,590	18,721	71,197	73,845
Equipment sales	1,062	1,421	4,847	6,015
Other	1,458	1,054	5,049	4,281

AWN Related:
Foreign Roaming	-	14,110	40,029	55,105
Wireless Backhaul	(77)	2,182	6,035	6,897
CETC	4,925	5,064	21,018	20,733
Amortization of deferred AWN capacity revenue	774	-	1,512	-
Total AWN Related	5,622	21,356	68,594	82,735
Total Wireless & AWN Related Revenue	25,732	42,552	149,687	166,876

Total Revenue	$76,267	$95,005	$348,924	$367,714

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012

Voice:
Consumer access lines	49,297	50,722	55,823
Business access lines	79,816	80,071	80,852

Voice ARPU consumer	$26.65	$26.81	$26.53
Voice ARPU business	$23.53	$24.04	$23.82

Broadband: (1)
Consumer connections	38,677	38,117	36,576
Business connections (2)	19,285	19,216	18,718

ARPU consumer	$48.59	$48.63	$44.40
ARPU business (2)	$181.77	$175.00	$157.06

Wireless:
Postpaid connections	85,982	86,423	91,804
Lifeline connections	7,145	9,077	9,106
Prepaid connections	15,721	16,614	14,107
Total	108,848	112,114	115,017

Retail wireless ARPU	$53.14	$52.08	$52.96

Churn:

Voice connections (3)	1.3%	1.4%	1.4%
Broadband connections (1) (3)	2.1%	2.4%	2.1%
Wireless connections	3.4%	3.2%	3.7%

Wireless equipment subsidy	(1,100)	(1,062)	(2,666)

(1)	Consumer and business broadband connections, ARPU, and churn have been restated to exclude dial up lines.

(2)	Business broadband connections counts have been restated to correct how certain high bandwidth circuit types are measured. These change have no affect on our financial results, but will affect connection count and ARPU amounts presented above compared to their presentation in prior periods.

(3)	Voice and broadband churn have been restated to exclude wholesale lines.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt
(Unaudited, In Thousands)

	2013	2012
2010 senior credit facility term loan due 2016	$345,900	$431,200
Debt discount - 2010 senior credit facility term loan due 2016	(1,687)	(2,796)
6.25% convertible notes due 2018	114,000	120,000
Debt discount - 6.25% convertible notes due 2018	(9,213)	(11,602)
5.75% convertible notes due 2013	-	12,980
Debt discount - 5.75% convertible notes due 2013	-	(114)
Revolving credit facility loan	-	-
Capital leases and other long-term obligations	7,257	5,732
	456,257	555,400
Less current portion	(14,256)	(21,628)
Long-term obligations, net of current portion	$442,001	$533,772

Maturities

2014	$14,310
2015	15,424
2016	318,796
2017	440
2018	114,287
Thereafter	3,900
	$467,157

Schedule 8
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Summary AWN information
(Unaudited, In Thousands)

Alaska Wireless Network, LLC
Stand Alone Selected Operating Results
For the Period July 23, 2013 - December 31, 2013
		Q3	Q4	YTD
Operating revenues		58,826	44,097	$102,923

Operating expenses:
	Cost of services and sales	22,258	10,121	32,379
	Selling, general & administrative	3,908	5,946	9,854
	Depreciation and amortization	7,327	11,851	19,178

Total operating expenses		33,493	27,918	61,411

Operating income		25,333	16,179	41,512

Other income and (expense)		(74)	(127)	(201)

Net income		25,259	16,052	41,311	A

Plus:	Depreciation Expense	7,327	11,851	19,178
	Other, net	753	1,335	2,088
Minus:	Capital Spending	12,435	9,572	22,007
	Management Fee to GCI	836	787	1,623
Adjusted Free Cash Flow		$20,068	$18,879	$38,947

Distributions paid or payable to ACS:
(includes balance to be received with 14 days)		9,556	12,455	22,011

Distributions to ACS as a proportion of FCF:		47.6%	66.0%	56.5%

The above information reflects summary unaudited financial performance of AWN, which Alaska Communication owns a 33.3% ownership interest. Certain additional summary information is included in our Form 10-Q and 10-K filings.

Key AWN Results Included in the ACS Consolidated Balance Sheet:

Equity method investment	$261,109
Deferred AWN capacity revenue:	$66,670
Accounts payable, accrued and other current liabilities	$3,407
Deferred AWN capacity revenue, net of current portion	$63,263

Investment in AWN represents the value of ACS's 1/3 ownership interest in AWN. Deferred revenue represents capacity contributions and the operations and maintenance support of these capacity contributions for AWN's network. The benefit of this deferred revenue is recognized over 20 years.

Key AWN Results included in the ACS Consolidated Income Statement:
	Q3	Q4	YTD
AWN net income	25,259	16,052	$41,311	A
Adjusted for step-up in GCI assets	(1,066)	(1,385)	(2,451)	B
AWN stepped-up earnings	24,193	14,667	$38,860	C

ACS ownership percentage of AWN	33.33%	33.33%	33.33%	D

"Adjusted for step-up"(B) reflects the step up on basis on the GCI contributed assets to AWN and associated higher depreciation expense that ACS is required to incorporate in its consolidated financial statements.

Earnings on equity method investment in AWN	$8,064	$4,889	$12,953	C * D

AWN's stepped up net income is used to calculate the equity in earnings at ACS' 1/3 ownership percentage or $12,953.

Key AWN Results Included in the ACS Non GAAP financial measures:
		Q3	Q4	YTD
Cash distributions received during the quarter		$5,389	$12,455	$17,844

Less:	Distributions received during the quarter related to the previous period	-	(4,167)	-
Plus:	Distributions received within 14 business days of quarter-end	4,167	4,167	4,167
	Amortization of deferred AWN capacity revenue	738	774	1,512
Equals	AWN impact to Adjusted EBITDA	$10,294	$13,229	$23,523

Less:	Amortization of deferred AWN capacity revenue	738	774	1,512
Equals	AWN impact to Free Cash Flow	$9,556	$12,455	$22,011

In our non-GAAP reporting of Adjusted EBITDA, ACS is using our Senior Credit Agreement definition, as amended, for the AWN distribution, which is distributions received or eligible to be received within 14 business days.

CONTACT:
Alaska Communications
Investors:
Wayne Graham, 907-564-3314
Chief Financial Officer
investors@acsalaska.com